UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 24, 2024
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: Digital Turbine, Inc. (the “Company”) is filing this Current Report on Form 8-K to clarify and correct the disclosure in Item 9B of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 28, 2024 (the “10-K”) of the vesting terms of the performance stock units granted to the Chief Executive Officer, Chief Financial Officer and Chief Technology Officer of the Company on May 24, 2024 and the cash bonus program for the Chief Executive Officer approved on May 24, 2024. The remaining disclosure in Item 9B of the 10-K is not being modified hereby.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2024, the Board of Directors (the “Board”) of Digital Turbine, Inc. (the “Company”) and the Compensation and Human Capital Management Committee of the Board (the “Compensation Committee”) approved compensation for William Stone, the Company’s Chief Executive Officer, Barrett Garrison, the Company’s Chief Financial Officer, and Senthil Kanagaratnam, the Company’s Chief Technology Officer. In connection with such approvals, the Compensation Committee granted Messrs. Stone, Garrison and Kanagaratnam performance-based restricted stock units (“PSUs”) as described below.

Messrs. Stone, Garrison and Kanagaratnam were granted PSUs covering 500,000, 250,000, and 250,000 shares of Company common stock, respectively, that will vest two-thirds based upon achievement of a three-year annual operating plan revenue target and adjusted EBITDA target (each target representing 50% of the two-thirds achievement vesting) and one-third based on achievement of a three-year growth revenue target and growth adjusted EBITDA target (each target representing 50% of the one-third achievement vesting), which targets were determined by the Board. Thus, each executive has the opportunity to vest up to 100% of such PSUs depending on the extent to which the revenue and adjusted EBITDA goals are achieved. If the Company’s achievement of performance goals falls in between the annual operating plan and growth targets, such amounts will be interpolated on a linear basis in calculating the number of PSU shares vested.

In addition, the Compensation Committee approved a cash incentive bonus program for Mr. Stone pursuant to which Mr. Stone would be paid a cash bonus of up to $2,400,000 upon the Company’s achievement of the following performance goals: two-thirds of such bonus would be paid upon the Company’s achievement of a three-year annual operating plan revenue target and adjusted EBITDA target (each target representing 50% of the two-thirds achievement payout) and one-third of such bonus would be paid upon the Company’s achievement of a three-year growth revenue target and growth adjusted EBITDA target (each target representing 50% of the one-third achievement payout). If the Company’s achievement of performance goals falls in between the annual operating plan and growth targets, such amounts will be interpolated on a linear basis in calculating the cash incentive bonus amount.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 29, 2024	Digital Turbine, Inc.
	By:	/s/ James Barrett Garrison
James Barrett Garrison
Executive Vice President & Chief Financial Officer